Exhibit 99.1

DRI Corporation Posts Second Quarter 2011 Results

  Gross Margins Continue to Improve
  Special Goodwill Impairment Charge Recorded
  Conference Call Slated Aug. 16, 2011, at 11 a.m. (Eastern)

DALLAS--(BUSINESS WIRE)--August 15, 2011--DRI Corporation (NASDAQ: TBUS), a digital communications technology leader in the global surface transportation and transit security markets, announced today that it posted second quarter 2011 net sales of $20.3 million, up from first quarter’s $19.1 million. Absent a special goodwill impairment charge, the adjusted net profit to common shareholders would have been $268 thousand, or 2 cents per diluted share. Inclusive of that charge, the Company’s net loss recorded in accordance with generally accepted accounting principles in the U.S. (“GAAP”) actually was $9.6 million, or 81 cents per share. For further information and explanation regarding the charge, please refer to the “Goodwill Impairment Charge and Reconciliation of Non-GAAP Metric” section herein.

David L. Turney, Chairman of the Board of Directors and Chief Executive Officer, said: “The second quarter 2011 revenues improved over the first quarter; however, second quarter revenues were down from same period of a year ago. Our served market in India -- which is working through a slow period following a major, federally funded purchasing era launched in 2007 -- is transitioning to more normal market conditions, which we expect will emerge in the future. As a result, declining sales during India’s short-term market adjustment period was the most significant contributing factor in the decline of our quarter-over-quarter revenues. Other operations experienced some revenue reductions in the same period last year, but those operations were either generally near, at or above first quarter 2011 results. Our domestic and international gross margins improved for the quarter ended June 30, 2011; the increase was approximately 3.7 percentage points over second quarter 2010 for a consolidated gross margin of 34 percent, as compared to 32 percent for first quarter 2011 and 30 percent for second quarter 2010.”

Earlier today, the Company filed with the U.S. Securities and Exchange Commission a Quarterly Report on Form 10-Q for the period ended June 30, 2011.

THREE-MONTH PERIOD RESULTS

For the quarter ended June 30, 2011, the Company posted net sales of $20.3 million and a net loss to common shareholders of $9.6 million, or 81 cents per diluted share. This compares to net sales of $25.6 million and a net profit to common shareholders of $763 thousand, or 6 cents per share, for the same period last year. Basic weighted-average shares outstanding were 11.9 million, as compared to 11.8 million a year ago; these results should be viewed in context of the goodwill impairment charge. Diluted weighted-average shares outstanding were 11.9 million, as compared to 14.3 million a year ago.

SIX-MONTH PERIOD RESULTS

For the six-month period ended June 30, 2011, the Company posted net sales of $39.4 million and a net loss to common shareholders of $10.3 million, or 87 cents per diluted common share outstanding. This compares to net sales of $47.7 million and a net loss to common shareholders of $232 thousand, or 2 cents per diluted common share outstanding, for the same period last year; these results should be viewed in context of the goodwill impairment charge. Basic weighted-average shares outstanding were 11.9 million, as compared to 11.8 million each a year ago.

GOODWILL IMPAIRMENT CHARGE AND RECONCILIATION OF NON-GAAP METRIC

Mr. Turney said: “In second quarter 2011, we recorded a goodwill impairment charge related to our international reporting unit. The goodwill impairment charge is a non-cash adjustment and has no effect on cash flows, liquidity, or tangible assets. Further, management does not expect this non-cash charge to affect the Company’s ongoing business operations or lender covenants, or for it to result in future cash expenditures. While the goodwill impairment charge in second quarter 2011 was determined in accordance with GAAP to be $9.9 million, management believes neither the resulting consolidated equity or its market capitalization reflect the true value of the Company or its international reporting unit and operations, which are of prime value and importance to our global strategy and produce noteworthy cash flow and operating profit.”

In accordance with GAAP, the Company must assess the valuation of goodwill, an intangible asset, on an annual basis and more frequently if circumstances suggest that impairment may have occurred. Since recent NASDAQ Capital Market® closing prices for the Company’s common stock have been lower than its closing price on December 31, 2010, management concluded this fact, as well as the lower revenues driven by the Company’s 51 percent-owned joint venture in India and the moderate increase in the carrying value of our international reporting unit, to be the primary contributing factors leading to the goodwill impairment charge.

Management has presented the Company’s adjusted net profit to common shareholders for the three months ended June 30, 2011 -- a non-GAAP financial measure -- because management believes it is helpful to present the results of the previous quarter both inclusive and exclusive of this goodwill impairment charge. While the Company believes that presenting this non-GAAP measurement may be useful to investors, the information is not a substitute for the GAAP financial measure of “net income (loss) applicable to common shareholders of DRI Corporation” for the period. Therefore, the following table provides a reconciliation of the non-GAAP financial measure to the GAAP financial measure of “net income (loss) applicable to common shareholders of DRI Corporation.”

RECONCILIATION OF NON-GAAP METRIC

	Three Months Ended June 30,
	2011	2010

Net income (loss) applicable to common shareholders of DRI Corporation	$(9,643)	$763
Goodwill impairment	9,911	-
Adjusted net profit applicable to common shareholders of DRI Corporation (non-GAAP)	$268	763

Net income (loss) per share applicable to common shareholders of DRI Corporation
Basic	$(0.81)	$0.06
Diluted	$(0.81)	$0.06

Adjusted net profit per share applicable to common shareholders of DRI Corporation (non-GAAP)
Basic	$0.02	$0.06
Diluted	$0.02	$0.06

Weighted average number of common shares outstanding (GAAP and non-GAAP)
Basic	11,880,838	11,797,095
Diluted	11,880,838	14,322,759

U.S. TRANSIT FUNDING

Mr. Turney said: “Although federal legislators have extended the now expired Safe, Accountable, Flexible, Efficient Transportation Equity Act: A Legacy for Users (“SAFETEA-LU”) funding through the end of September 2011, DRI Corporation management continues to believe the lack of passage of a well-funded, six-year, multi-modal surface transportation authorization bill continues to depress the U.S. transit market. However, we believe that the impact of the stalled new funding legislation appears to have lessened in terms of our present domestic order flow. Congress is presently contemplating several specific legislative proposals, including some with potentially significant program cuts. However, it is too early to point to any one proposal as being the most likely front runner. We continue to believe that long-term federal funding legislation to replace SAFETEA-LU is not likely to occur until 2012 -- and possibly not until 2013.”

FISCAL YEAR 2011 OUTLOOK

Mr. Turney said: “We continue to expect to see market recovery as we proceed through fiscal year 2011 although the full impact, if any, of the recent legislative actions related to debt ceilings in the U.S. and sovereign debt issues abroad is not clear. However, unless that impact is more pronounced than presently anticipated, we expect revenues for the last half of fiscal year 2011 to improve over the revenues of the same period in 2010. We also project the balance of fiscal year 2011 gross margin ratios to compare favorably to those of the same period of 2010 as we continue with ongoing cost reduction initiatives, lower revenues in market sectors with low gross margins, and reduction of component pricing resulting from leveraging on volume purchasing.”

CONFERENCE CALL

Management will discuss second quarter 2011 results during an investors’ conference call tomorrow, Aug. 16, 2011, at 11 a.m. (Eastern).

  To participate in the live conference call, dial one of the following telephone numbers approximately five minutes prior to the start time: domestic, (800) 853-3895; or international, (334) 323-7224. The confirmation code is “DRI.”
  Telephone replay will be available through Nov. 14, 2011 via the following telephone numbers: domestic, (877) 870-5176; or international, (858) 384-5517. The replay code is 13034.
  To participate via webcast, go to http://viavid.net/dce.aspx?sid=00008BAD. The webcast will be archived until Nov. 14, 2011.

MARK YOUR CALENDAR

  On or about Nov. 14, 2011, the Company plans to file with the SEC a Form 10-Q for the period ending Sept. 30, 2011.
  On or about Nov. 15, 2011, management plans to discuss third quarter 2011 results during an investors’ conference call.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the global surface transportation and transit security markets. We manufacture, sell and service Mobitec® and TwinVision® electronic information display systems and Digital Recorders® engineered systems. These proprietary systems and other related products and services help increase the mobility, flow, safety and security of public transportation agencies and their passengers. From our inception in 1983 through our fiscal year-end on Dec. 31, 2010, we’ve grown our product installations to include public transit fleets in more than 50 countries, our annual sales revenues to $87.3 million, and our global workforce to 275 people. We presently have operations and/or sales offices in Australia, Brazil, Germany, Singapore, Sweden and the United States, a joint venture in India, and corporate administrative offices in Dallas, Texas. We also are expanding into Russia. The next time you see a bus, think of us.SM For more information, visit www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the Company’s and/or management’s expectations for: the timing or amount of future revenues; profitability; business and revenue growth trends; impact of cost reduction initiatives; impact of the global economic slowdown on served markets and operations; status of U.S. federal funding legislation for public transportation; fiscal year 2011 outlook; assessment of strategic alternatives; increasing shareholder value; plans regarding the Company’s Strategic Business Plan; as well as any statement, express or implied, concerning future events or expectations or which use words such as “suggest,” “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “guidance,” “may,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties that the Company’s and/or management’s expectations may not prove accurate over time for: the timing or amount of future revenues; profitability; business and revenue growth trends; impact of cost reduction initiatives; impact of the global economic slowdown on served markets and operations; status of U.S. federal funding legislation for public transportation; fiscal year 2011 outlook; assessment of strategic alternatives; increasing shareholder value; plans regarding the Company’s Strategic Business Plan; as well as other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K as filed April 15, 2011 and Quarterly Report on Form 10-Q as filed May 16, 2011 and Aug. 15, 2011, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

DRI CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except shares and per share amounts)

	June 30, 2011 (Unaudited)	December 31, 2010
ASSETS
Current Assets
Cash and cash equivalents	$1,162	$1,391
Trade accounts receivable, net	18,526	15,678
Current portion of note receivable	86	86
Other receivables	39	300
Inventories, net	14,416	15,134
Prepaids and other current assets	1,627	1,389
Deferred tax assets, net	758	613
Total current assets	36,614	34,591

Property and equipment, net	1,394	1,388
Software, net	6,610	5,757
Goodwill	1,177	10,398
Intangible assets, net	631	651
Other assets	544	1,045
Total assets	$46,970	$53,830

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Lines of credit	$9,973	$8,454
Loans payable	149	442
Current portion of long-term debt	6,467	944
Foreign tax settlement	418	550
Accounts payable	9,639	8,703
Accrued expenses and other current liabilities	5,874	6,354
Preferred stock dividends payable	305	19
Total current liabilities	32,825	25,466

Long-term debt and capital leases, net	551	6,239

Deferred tax liabilities, net	94	84

Liability for uncertain tax positions	944	723

Commitments and contingencies

Shareholders' Equity
Series K redeemable, convertible preferred stock, $0.10 par value,
liquidation preference of $5,000 per share; 475 shares authorized; 439 shares issued and outstanding at June 30, 2011 and December 31, 2010; redeemable at the discretion of the Company at any time.	1,957	1,957
Series E redeemable, nonvoting, convertible preferred stock, $0.10 par value,
liquidation preference of $5,000 per share; 80 shares authorized; 80 shares issued and outstanding at June 30, 2011 and December 31, 2010; redeemable at the discretion of the Company at any time.	337	337
Series G redeemable, convertible preferred stock, $0.10 par value,
liquidation preference of $5,000 per share; 725 shares authorized; 536 shares issued and outstanding at June 30, 2011 and December 31, 2010; redeemable at the discretion of the Company at any time.	2,398	2,398
Series H redeemable, convertible preferred stock, $0.10 par value,
liquidation preference of $5,000 per share; 125 shares authorized; 76 shares issued and outstanding at June 30, 2011 and December 31, 2010; redeemable at the discretion of the Company at any time.	332	332
Series AAA redeemable, nonvoting, convertible preferred stock, $0.10 par value,
liquidation preference of $5,000 per share; 166 shares authorized; 166 shares issued and outstanding at June 30, 2011 and December 31, 2010; redeemable at the discretion of the Company at any time.	830	830
Common stock, $0.10 par value, 25,000,000 shares authorized; 11,907,867 and
11,838,873 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively.	1,191	1,184
Additional paid-in capital	30,288	30,374
Accumulated other comprehensive income - foreign currency translation	4,546	3,180
Accumulated deficit	(30,089)	(20,121)
Total DRI shareholders' equity	11,790	20,471
Noncontrolling interest - Castmaster Mobitec India Private Limited	766	847
Total shareholders' equity	12,556	21,318
Total liabilities and shareholders' equity	$46,970	$53,830

DRI CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net sales	$20,302	$25,559	$39,391	$47,688
Cost of sales	13,389	17,789	26,346	34,594
Gross profit	6,913	7,770	13,045	13,094

Operating expenses
Selling, general and administrative	5,832	5,834	11,859	11,815
Research and development	55	158	211	266
Goodwill impairment	9,911	-	9,911	-
Total operating expenses	15,798	5,992	21,981	12,081

Operating income (loss)	(8,885)	1,778	(8,936)	1,013

Other income	51	15	53	14
Foreign currency gain (loss)	146	55	(143)	144
Interest expense	(555)	(362)	(936)	(722)
Total other income and expense	(358)	(292)	(1,026)	(564)

Income (loss) before income tax expense	(9,243)	1,486	(9,962)	449

Income tax expense	(234)	(383)	(87)	(131)

Net income (loss)	(9,477)	1,103	(10,049)	318

Less: Net (income) loss attributable to noncontrolling interest, net of tax	15	(223)	81	(325)

Net income (loss) attributable to DRI Corporation	(9,462)	880	(9,968)	(7)

Provision for preferred stock dividends	(181)	(117)	(355)	(225)

Net income (loss) applicable to common shareholders of DRI Corporation	$(9,643)	$763	$(10,323)	$(232)

Net income (loss) per share applicable to common shareholders of DRI Corporation
Basic	$(0.81)	$0.06	$(0.87)	$(0.02)
Diluted	$(0.81)	$0.06	$(0.87)	$(0.02)

Weighted average number of common shares outstanding
Basic	11,880,838	11,797,095	11,866,401	11,775,348
Diluted	11,880,838	14,322,759	11,866,401	11,775,348

CONTACT:
DRI Corporation
Veronica B. Marks
Vice President, Corporate Communications and Administration
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com